                               ASECO CORPORATION
                          500 DONALD LYNCH BOULEVARD
                         MARLBORO, MASSACHUSETTS 01752

                                                                   July 2, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Aseco Corporation (the "Company"), which will be held on Wednesday, August 6, 1997 at 10:00 A.M., at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts.

  The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and directors.

  Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, you are urged to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting, or vote your shares personally if you attend the meeting.

  We look forward to seeing you.

                                          Sincerely,

                                          /s/ Carl S. Archer, Jr.
                                          Carl S. Archer, Jr.
                                          President, Chief Executive Officer
                                          and Chairman of the Board

                               ASECO CORPORATION
           500 DONALD LYNCH BOULEVARD MARLBORO, MASSACHUSETTS 01752

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 6, 1997

  The Annual Meeting of Stockholders of Aseco Corporation (the "Company") will be held at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts on Wednesday, August 6, 1997 at 10:00 A.M., for the following purposes:

    1. To elect two directors for a three-year term.

    2. To ratify the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 29, 1998.

    3. To transact such other business as may properly come before the meeting, and any or all adjournments thereof.

  Stockholders of record at the close of business on June 25, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          Robert V. Jahrling
                                          Secretary

Dated: July 2, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED.

                               ASECO CORPORATION
                          500 DONALD LYNCH BOULEVARD
                         MARLBORO, MASSACHUSETTS 01752

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished to the holders of common stock of Aseco Corporation (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on August 6, 1997 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

  A person giving the enclosed proxy has the power to revoke it, at any time before it is exercised at the meeting, by written notice to the Secretary of the Company, by sending a later dated proxy, or by revoking it in person at the meeting.

  The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is July 2, 1997. The Company's Annual Report to Stockholders for the year ended March 30, 1997 is being mailed together with this Proxy Statement.

  Only holders of common stock of record on the stock transfer books of the Company at the close of business on June 25, 1997 (the "record date") will be entitled to vote at the meeting. There were 3,672,017 shares of common stock outstanding and entitled to vote on the record date.

  Each share of common stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting, at which a quorum is present, is required for the election of directors. Approval of the other matters which are before the meeting will require the affirmative vote at the meeting, at which a quorum is present, of the holders of a majority of votes cast with respect to such matters.

  For purposes of the matters before the Annual Meeting, under the Company's By-Laws, a quorum consists of a majority of the issued and outstanding shares entitled to vote on such matters as of the record date. Shares voted to abstain or to withhold as to a particular matter and shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter will be deemed represented for quorum purposes. Under the Company's By-Laws, such shares will not be deemed to be voting on such matters, and therefore will not be the equivalent of negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

          STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
                          AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of May 31, 1997 by (a) each director of the Company and nominee for director, (b) each of the executive officers named in the Summary Compensation Table below, (c) all current directors and executive officers as a group and (d) each person known to the Company to own beneficially 5% or more of the Company's common stock. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided by such owners.

                                              COMMON STOCK
                                              BENEFICIALLY      PERCENT OF
NAME                                            OWNED(1)   OUTSTANDING SHARES(2)
----                                          ------------ ---------------------
Carl S. Archer, Jr..........................    247,815             6.45%
Sebastian J. Sicari.........................    186,455             4.90
C. Kenneth Gray.............................     61,092             1.64
Sheldon Buckler.............................      8,250              *
Sheldon Weinig..............................      8,250              *
Gerald L. Wilson............................        --               --
Kopp Investment Advisers, Inc.(3)(4)........    666,950            18.16
6600 France Avenue South
Edina, MN 55435
All current directors and executive officers
 as a group (9 persons).....................    525,564            12.97

--------
 * Less than 1%
(1) Includes 381,043 shares which may be acquired by exercise of stock options as of or within sixty days after May 31, 1997 by the current directors and executive officers as a group and individually as follows: Mr. Archer, 167,146; Mr. Sicari, 130,533; Mr. Gray, 59,051; Dr. Buckler, 4,250; Dr.
    Weinig, 7,250; and other current executive officers, 12,813.
(2) The number of shares deemed outstanding includes 3,672,017 shares outstanding as of May 31, 1997, plus any shares subject to options held by the person or group in question that are exercisable as of or within sixty days after May 31, 1997.
(3) Kopp Investment Advisors, Inc. serves as an investment adviser and exercises investment power with respect to all such shares. Kopp Investment Advisors, Inc. disclaims beneficial ownership of all such shares.
(4) Based solely on information contained in filings made with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934 (the "1934 Act").

                             ELECTION OF DIRECTORS

                               (ITEM 1 OF NOTICE)

  There are currently five members of the Board of Directors, divided into three classes with terms expiring respectively at the 1997, 1998 and 1999 annual meetings of stockholders. The Board has nominated Sebastian J. Sicari and Dr. Sheldon Weinig, whose terms are expiring, for re-election. Mr. Sicari and Dr. Weinig have consented to serve, if elected at the meeting, for three-year terms expiring at the time of the 2000 annual meeting of stockholders and when their successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect Mr. Sicari and Dr. Weinig unless such authority is withheld by marking the proxy to that effect. Mr. Sicari and Dr. Weinig have agreed to serve, but in the event either becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute.

  The following information is furnished with respect to the nominees for election as directors and each director whose term of office will continue after the meeting.

                                               PRINCIPAL OCCUPATION AND
      NAME AND AGE        DIRECTOR               BUSINESS EXPERIENCE
   AS OF MAY 31, 1997      SINCE                DURING LAST FIVE YEARS
   ------------------     --------             ------------------------
NOMINEES FOR ELECTION FOR TERMS OF THREE YEARS EXPIRING IN 2000
Sebastian J. Sicari, 45.    1993   Mr. Sicari has been Vice President, Finance and
                                    Administration, and Chief Financial Officer of
                                    the Company since December 1985 and has served
                                    as Treasurer of the Company since July 1988.
Dr. Sheldon Weinig, 69..    1994   Dr. Weinig founded Materials Research Company
                                    and served as its Chairman until 1989 when it
                                    was acquired by the Sony Corporation of
                                    America. He then served as Vice Chairman of
                                    Sony Engineering and Manufacturing of America
                                    until April 1, 1996 when he retired from that
                                    company. He is presently a Professor at
                                    Columbia University and the State University of
                                    New York at Stonybrook, New York. Dr. Weinig is
                                    a Director of Insituform Technologies, Inc., a
                                    provider of pipeline reconstruction techniques,
                                    Intermagnetics General Corporation, a
                                    manufacturer of superconducting materials and
                                    magnets, and U.S. Cast Polymer, a materials
                                    company.
DIRECTORS WHOSE TERMS EXPIRE IN 1998
Carl S. Archer, Jr., 60.    1987   Mr. Archer has been President and Chief
                                    Executive Officer of the Company since November
                                    1987 and Chairman of the Board of Directors
                                    since August 1993.

                                               PRINCIPAL OCCUPATION AND
      NAME AND AGE        DIRECTOR               BUSINESS EXPERIENCE
   AS OF MAY 31, 1997      SINCE                DURING LAST FIVE YEARS
   ------------------     --------             ------------------------

DIRECTORS WHOSE TERMS EXPIRE IN 1999

Dr. Sheldon Buckler, 66.    1994   Dr. Buckler served as Vice Chairman of Polaroid
                                    Corporation from 1990 until 1994. Since May
                                    1995, he has served as Chairman of Commonwealth
                                    Energy Systems, an energy utility.
Dr. Gerald L. Wilson,       1996   Dr. Wilson is currently a faculty member and the
 58.....................            Vannevar Bush Professor of Engineering in the
                                    departments of Electrical Engineering and
                                    Mechanical Engineering at the Massachusetts
                                    Institute of Technology. He was Dean of the
                                    School of Engineering at Massachusetts
                                    Institute of Technology from 1981 until 1991.
                                    Dr. Wilson serves as a Director of Analogic
                                    Corporation, an electronics manufacturing
                                    company, and Commonwealth Energy Systems, and
                                    as a member of the technical advisory boards of
                                    General Motors, Cummins Engine and United
                                    Technologies Corporation.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  The Board of Directors has an Audit, Compensation and Nominating Committee.

  The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The directors currently serving on the Audit Committee are Drs. Buckler, Weinig and Wilson. The Audit Committee met three times during fiscal 1997.

  The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Drs. Buckler, Weinig and Wilson. The Compensation Committee met three times during fiscal 1997.

  The Nominating Committee reviews and recommends to the Board candidates for director. The directors currently serving on the Nominating Committee are Mr. Archer and Drs. Weinig and Buckler. The Nominating Committee did not meet during fiscal 1997. The Nominating Committee will consider director nominees recommended by stockholders. Stockholder recommendations of director nominees should be in writing, addressed to the chairman of the committee, Dr. Sheldon Weinig, at the Company's address shown on the first page of this Proxy Statement.

  During fiscal 1997, the Board of Directors of the Company held six meetings. Each incumbent director attended at least 75% of the aggregate number of the meetings of the Board and the meetings of the committees of the Board on which he served.

                        EXECUTIVE OFFICER COMPENSATION

  The following summary compensation table sets forth the compensation paid or accrued for services rendered in fiscal 1997, 1996 and 1995 to the chief executive officer and the other two most highly compensated executive officers of the Company (the "Named Executive Officers"). None of the Company's other executive officers' combined annual salary and bonus exceeded $100,000 during fiscal 1997.

                          SUMMARY COMPENSATION TABLE

                                                         LONG-TERM
                                                         COMPENSA-
                                                        TION AWARDS
                                                        -----------
                                    ANNUAL COMPENSATION   SHARES      ALL OTHER
                             FISCAL ------------------- UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR  SALARY($) BONUS ($) OPTIONS (#)     ($)(1)
---------------------------  ------ --------- --------- -----------  ------------
Carl S. Archer, Jr........    1997  $267,000       --     145,000(2)    $4,083
 President and Chief          1996   262,633   $95,000    145,000(3)     2,930
  Executive Officer           1995   210,538       --         --         2,742

C. Kenneth Gray...........    1997   155,000       --      55,000(2)     2,304
 Vice President, Sales and    1996   141,756   100,337     65,000(3)     2,476
  Marketing                   1995   129,458       --         --         1,276

Sebastian J. Sicari.......    1997   178,400       --      90,000(2)     2,227
 Vice President, Finance      1996   161,202   100,337    100,000(3)     1,422
  and Administration          1995   147,506       --         --         1,305

--------
(1) For fiscal 1997, consists of (i) contributions to 401(k) accounts in the amount of $1,500 for each Named Executive Officer and (ii) insurance premiums paid by the Company during the covered fiscal years with respect to term life insurance for the benefit of the Named Executive Officers.
(2) These options include the grant of options to Messrs. Archer, Gray and Sicari exercisable for 108,750, 41,250 and 67,500 shares, respectively, in replacement of certain options granted in fiscal 1996, as described in the "Ten-Year Option Repricing" table below.
(3) Certain of the options granted in fiscal 1996 to Messrs. Archer, Gray and Sicari were cancelled in connection with the repricings set forth in the "Ten-Year Option Repricing" table below.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information regarding options to purchase shares of the Company's common stock granted during fiscal 1997 by the Company to the Named Executive Officers.

                                                                         POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED RATES
                          NUMBER OF    % OF TOTAL                           OF STOCK PRICE
                         SECURITIES     OPTIONS                            APPRECIATION FOR
                         UNDERLYING    GRANTED TO  EXERCISE                 OPTION TERM (1)
                           OPTIONS    EMPLOYEES IN   PRICE   EXPIRATION -----------------------
          NAME           GRANTED (#)  FISCAL YEAR  ($/SHARE)    DATE        5%          10%
          ----           -----------  ------------ --------- ---------- ----------- -----------
Carl S. Archer, Jr......   108,750(2)     23.7%     $10.375     8/7/01  $   306,008 $   675,060
                            36,250(3)      7.9        9.875   10/18/06      225,125     570,510
C. Kenneth Gray.........    41,250(2)      9.0       10.375     8/7/01      116,072     256,057
                            13,750(3)      3.0        9.875   10/18/06       85,392     216,400
Sebastian J. Sicari.....    67,500(2)     14.7       10.375     8/7/01      189,936     419,003
                            22,500(3)      4.9        9.875   10/18/06      139,733     354,110

--------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if such options are not exercised until the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% set by the Securities and Exchange Commission, compounded annually from the dates the respective options were granted until their respective expiration dates and, therefore, are not intended to forecast possible future appreciation, if any, in the common stock. This table does not take into account any actual appreciation in the price of the common stock after the date of grant.
(2) These options were granted in exchange for the cancellation of previously granted options to purchase a greater number of shares at $18.69 per share. See "Compensation Committee Report" below. These options were vested at the date of grant with respect to one-third of the shares covered thereby (equal to the number of shares with respect to which the canceled options were vested), and the balance of the shares covered thereby vest in equal quarterly installments over the three-year period following the date of grant. In the event of a change in control of the Company, these options vest in full immediately.
(3) These options vest in equal quarterly installments over a four-year period beginning on the date of grant.

        OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

  The following table sets forth information regarding (a) the number of shares acquired upon the exercise of options during fiscal 1997 and the value realized therefrom and (b) the number of vested and unvested options and the unrealized value or spread (the difference between the exercise price and the market value) of the unexercised options issued by the Company and held by the Named Executive Officers on March 30, 1997.

                                                       NUMBER OF SHARES      VALUE OF UNEXERCISED
                                                          UNDERLYING             IN-THE-MONEY
                            SHARES                 UNEXERCISED OPTIONS (#)        OPTIONS ($)
                         ACQUIRED ON     VALUE     ------------------------- ----------------------
          NAME           EXERCISE (#) REALIZED ($)   VESTED       UNVESTED     VESTED    UNVESTED
          ----           ------------ ------------ ------------ ------------ ---------- -----------
Carl S. Archer, Jr......      --            --          157,968       77,032   $491,758 $  35,118
Sebastian J. Sicari.....      --            --          124,188       50,812    405,704    21,797
C. Kenneth Gray.........    5,000       $35,625          62,154       32,844    190,561    14,023

                          TEN-YEAR OPTION REPRICINGS

  The following table sets forth information regarding all repricings of options held by executive officers of the Company since the Company became subject to the reporting requirements of the 1934 Act in March 1993.

                                 NUMBER OF
                                  SHARES
                                UNDERLYING  MARKET PRICE EXERCISE
                                  OPTIONS   OF STOCK AT  PRICE AT            LENGTH OF ORIGINAL
                                REPRICED OR   TIME OF     TIME OF     NEW       OPTION TERM
                                  AMENDED    REPRICING   REPRICING EXERCISE  REMAINING AT DATE
          NAME            DATE    (#)(1)        ($)         ($)    PRICE ($)    OF REPRICING
          ----            ----  ----------- ------------ --------- --------- ------------------
Carl S. Archer, Jr...... 9/2/96   145,000     $10.375     $18.69    $10.375  4 years, 11 months
Sebastian J. Sicari..... 9/2/96    90,000      10.375      18.69     10.375  4 years, 11 months
C. Kenneth Gray......... 9/2/96    55,000      10.375      18.69     10.375  4 years, 11 months

--------
(1) The number of shares of common stock underlying the repriced options was reduced for Messrs. Archer, Sicari and Gray to 108,750, 67,500 and 41,250 shares, respectively.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

  Pursuant to Severance Agreements dated December 30, 1996, the Company has agreed to pay each of Messrs. Archer and Sicari severance equal to twelve months of base salary, the average of the annual bonus amounts paid to him for each of the two previous fiscal years, and twelve months of continued health insurance benefits if the Company terminates his employment for any reason other than for cause. In the event either of such individual's employment is terminated at any time after a Change of Control Event for any reason except death, he is entitled to severance equal to twenty-four months of base salary, two times the average of the annual bonus amounts paid to him for each of the two previous fiscal years, and twenty-four months of continued health insurance benefits. A "Change of Control Event" is defined to mean any of the following events: (a) the sale, lease, transfer or other disposition by the Company of all or substantially all of its assets; (b) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to such merger or consolidation hold less than 50% of the outstanding voting stock of the surviving or resulting corporation immediately following such transaction; or (c) the sale or exchange by the Company's stockholders of greater than 50% of the Company's outstanding voting stock. In addition, upon any Change of Control Event, the Company's repurchase rights with respect to any shares of Common Stock held by such individuals shall lapse and such individuals shall have the right to exercise any options held by them to purchase shares of common stock. These agreements may have the possible effect of discouraging unsolicited takeover attempts.

  The Company has also agreed to pay to Mr. Gray, pursuant to a Severance Agreement dated March 18, 1997, severance equal to six months of base salary and six months of continued health insurance benefits if the Company terminates his employment for any reason other than for cause.

  As of March 30, 1997, Messrs. Archer, Sicari and Gray held options to purchase 198,750, 142,500 and 61,250 shares, respectively, which stock options by their terms become immediately exercisable in full upon (i) the acquisition by any person, entity or group of more than 35% of the aggregate voting power of the outstanding securities of the Company, (ii) a majority of the Board of Directors ceasing to consist of individuals (A) who are currently members of the Board or (B) for whose nomination for such membership a majority of such current members voted in favor, or (iii) the disposition by the Company of substantially all its business, other than in connection with a mere change of place of incorporation or similar change in form.

INDEBTEDNESS OF MANAGEMENT

  On April 15, 1996, the Company loaned $140,000 to Sebastian J. Sicari, a director and executive officer of the Company. The loan bears interest at a rate of 5.33% per annum, compounded annually, and is due and payable in full on the earlier of the termination of Mr. Sicari's employment with the Company or April 15, 1999. At March 30, 1997, principal and accrued interest on the loan totalled $147,384. The loan is secured by shares of the Company's common stock owned by Mr. Sicari.

                             DIRECTOR COMPENSATION

  Non-employee directors are paid (i) an annual retainer of $5,000, (ii) $1,000 for each regular or special Board of Directors meeting attended and
(iii) $500 for each Board Committee meeting attended on a day on which no meeting of the Board of Directors is held. Non-employee directors also are reimbursed for their reasonable out-of-pocket expenses incurred in connection with meeting attendance. In addition, under the Company's 1993 Non-Employee Director Stock Option Plan, each non-employee director serving as such on April 30 of each year is automatically granted an option exercisable (subject to a two-year vesting period) for the purchase of 2,500 shares of the Company's common stock at a price per share equal to fair market value at the date of grant. Any non-employee director, upon his or her first election to the Board of Directors, is entitled to receive an option to purchase 15,000 shares of common stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report, prepared by the Compensation Committee of the Company's Board of Directors (the "Committee"), addresses the Company's executive compensation policies and the basis on which fiscal 1997 executive officer compensation determinations were made. The Committee designs and approves all components of executive pay.

  To ensure that executive compensation is designed and administered in an objective manner, the Committee's members are all non-employee directors. During the portion of fiscal 1997 ending on August 8, 1996, Committee members were Sheldon Buckler, Kenneth W. Tunnell and Charles D. Yie. During the balance of fiscal 1997, the Committee was composed of Sheldon Buckler, Sheldon Weinig and Gerald Wilson.

 Compensation Philosophy

  The objectives of the Company's executive compensation program are to (i) enable the Company to attract, retain and reward executives who contribute to both the short-term and long-term success of the Company, (ii) align compensation with business objectives and individual performance, and (iii) tie the interests of the Company's executives to the interests of the Company's stockholders. The primary components of the Company's executive compensation program are salary, cash bonuses and stock options. In addition, executives are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the Company's stock purchase plan and group medical, disability and life insurance programs. The Committee believes that executive compensation packages should be viewed as a whole in order to properly assess their appropriateness.

  In establishing total compensation packages for its executive officers, the Committee takes into account the compensation packages offered to executives of other semiconductor capital equipment companies of similar stature. These companies are not included in the published industry index represented in the Comparison of Cumulative Total Stockholder Return Graph on page 11. The Committee uses this comparative data primarily as benchmarks to ensure that the Company's executive compensation packages are competitive. The Committee seeks to maintain total compensation within the broad middle range of comparative pay. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company, prior experience and the Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weights.

 Salary

  Amounts shown under the Salary column of the Summary Compensation Table represent the fixed portion of compensation for executive officers in fiscal 1997. Changes in salary from year to year depend on such factors as individual performance, cost of living changes, and the economic and business conditions affecting the Company. Executive salaries are set at the beginning of each fiscal year.

  Mr. Archer received salary compensation of $267,000 in fiscal 1997. Mr. Archer's salary was based on an assessment of comparative industry salaries.

 Bonus

  Amounts shown in the Bonus column of the Summary Compensation Table, together with stock option grants, represent the variable compensation for executive officers. Cash bonuses are based on the achievement of specific financial performance goals by the Company as well as specific goals and objectives by the executive officer. The Company seeks to structure each executive's bonus so that, if the executive earns his maximum bonus, his combined salary and bonus will be roughly equal to the average prior year's reported combined salary and bonus of executives holding the same position with other semiconductor capital equipment companies of similar stature. In fiscal 1997, no bonuses were granted to executive officers due to the failure of the Company to meet the financial performance goals set for fiscal 1997.

 Stock Options

  The Committee believes that stock ownership by executive officers is important in aligning management and stockholder interests in the long-term enhancement of stockholder value. Stock options are awarded based upon the market price of the Company's common stock on the date of grant and are linked to future performance of the Company's stock because they do not become valuable to the holder unless the price of the Company's stock increases above the price on the date of grant. Beginning in fiscal 1994, the Company granted options to its executive officers, the exercisability of which was tied to the Company's achievement of specified financial performance goals. In fiscal 1997, however, the Committee changed its policy in favor of annual grants of options to executive officers, the exercisability of which is tied solely to the continued employment of the executive. Also in fiscal 1997, the Company for the first time repriced certain employee options, including certain options held by executive officers. See "Repricing of Stock Options" below.

  The number of shares for which options were granted to executive officers in fiscal 1997 was determined by the Committee based upon several factors, including the executive's position, his past and future expected performance, the comparative data described above, and the number of shares under previously granted options. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

 Repricing of Stock Options

  On August 23, 1996, the Committee approved the offer by the Company to employees of the Company holding options to purchase common stock at $18.69 per share (the "Existing Options") to exchange (the "Exchange") their Existing Options for new options (the "New Options") (i) exercisable for 75% of the number of shares subject to the Existing Options, (ii) having an exercise price of $10.375 per share, the fair market value of the Company's common stock on August 23, 1996 and (iii) vested to the same extent, based on the number of shares vested, as the Existing Options, but with the balance of the shares subject thereto vesting in equal quarterly installments over the three-year period following the date of grant assuming the optionee's continued employment by the Company (rather than vesting based on the achievement of Company stock price and earnings per share milestones as was the case with the Existing Options). In view of the decline in the market value of the common stock, the Committee determined that the Existing Options provided inadequate incentive to motivate and retain employees and that the foregoing repricing offer was important to regain the incentive intended to be provided by options to purchase the Company's stock. The Committee also determined that under a Black-Scholes valuation analysis the value of the New Options approximated the value of the Existing Options thereby minimizing the dilution to existing stockholders of the Company. The Exchange was effected on September 2, 1996 by canceling the Existing Options surrendered for cancellation by persons accepting the Exchange offer and granting such persons New Options. All of the Named Executive Officers participated in the Exchange and the New Options granted to them are shown in the Ten-Year Option Repricing table above.

 Deductibility of Executive Compensation

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executives. Performance-based compensation is excluded from the compensation taken into account for purposes of the limit if certain requirements are met. The Company currently intends to structure its stock options granted to executives in a manner that complies with the performance-based requirements of the statute. The Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1 million threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for federal tax deductibility might be at such time, if ever, as that threshold is within range of any executive officer.

                                          Compensation Committee

                                          Sheldon Buckler
                                          Sheldon Weinig
                                          Gerald Wilson

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

  The following performance graph assumes an investment of $100 on March 16, 1993 (the date the Company's common stock was first registered under Section 12 of the 1934 Act) and compares the changes thereafter in the market price of the Company's common stock with a broad market index (S&P 500) and an industry index (S&P Electronics-Instrumentation). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect fiscal year-end dates and do not reflect fluctuations between those dates.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                   FISCAL YEAR ENDING
COMPANY               1993       1993       1994    1995    1996    1997
ASECO CORPORATION      100       92.68    74.39   103.66   106.10   103.66
S&P INDUSTRY
 GROUP 230-ELECTRONICS
 (INSTRUMENTATION)     100      100.00   108.36   156.24   209.95   264.51
S&P 500                100      100.00   101.48   117.27   154.92   185.64


  THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN INFORMATION ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION BY IMPLICATION OR BY ANY REFERENCE IN ANY SUCH FILING TO THIS PROXY STATEMENT.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No person serving on the Compensation Committee at any time during fiscal 1997 was a present or former officer or employee of the Company or any of its subsidiaries. During fiscal 1997, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the 1934 Act requires the Company's officers and directors and persons who own more than ten percent of its common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that, during fiscal 1997, all such filing requirements were complied with, except that Mr. Archer filed one late Form 4 report, Dr. Buckler filed two late Form 4 reports, Mr. Legal filed one late Form 3 report and one late Form 4 report, Mr. Sicari filed one late Form 4 report, Mr. Tunnell filed one late Form 4 report, Dr. Weinig filed two late Form 4 reports, Dr. Wilson filed one late Form 4 report and Mr. Yie filed one late Form 4 report.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                              (ITEM 2 OF NOTICE)

  On the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP, independent auditors, as auditors of the Company for the fiscal year ending March 29, 1998. This firm has audited the accounts and records of the Company since 1989. A representative of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions from stockholders and will have an opportunity to make a statement if desired.

  The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

                    STOCKHOLDER PROPOSALS FOR 1998 MEETING

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be presented on or before March 4, 1998 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Vice President, Finance and Administration. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                                 OTHER MATTERS

  The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

  The Company will bear the cost of the solicitation of proxies by management, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of common stock.

                                          By order of the Board of Directors

                                          Robert V. Jahrling, Secretary

July 2, 1997

  The Board hopes that stockholders will attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

        Please mark your
A  [X]  votes as in this
        example.

1.)  To elect two         FOR     WITHHOLD
     directors for a
     three-year term.     [ ]       [ ]

NOMINEES:  SEBASTIAN J. SICARI
           DR. SHELDON WEINIG

If you do not wish your shares voted for a particular nominee, complete the "For
All Except" line below or strike a line
through the nominee's name.

For all Except

__________________________________________

2.) To ratify the Board of Directors' selection of     FOR   AGAINST   ABSTAIN
    Ernst & Young LLP as the Company's independent
    auditors for the fiscal year ending March 29,      [ ]     [ ]       [ ]
    1998.

3.) To transact such business as may properly come     FOR   AGAINST   ABSTAIN
    before the meeting and any or all adjournments
    thereof.                                           [ ]     [ ]       [ ]


MARK BOX AT RIGHT IS COMMENTS OR ADDRESS CHANGE HAVE BEEN                [ ]
NOTED ON THE REVERSE SIDE OF THIS CARD.



Stockholder sign here_________________________________________

Co-owner sign here____________________________________________

Date: _________________________

NOTE: Please be sure to sign and date this Proxy

PROXY                         ASECO CORPORATION                        PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS--AUGUST 6, 1997

   The undersigned hereby acknowledge(s) receipt of the Notice and accompanying Proxy Statement, revoke(s) any prior proxies, and appoint(s) Carl S. Archer, Jr., Sebastian J. Sicari and Robert V. Jahrling, III, and each of them, with power of substitution in each, attorneys for the undersigned to act for and vote, as specified on the reverse, all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of the Stockholders of Aseco Corporation, to be held on Wednesday, August 6, 1997 at Choate, Hall & Stewart, 36th Floor, Exchange Place, Boston, Massachusetts at 10:00 a.m. and at any adjourned sessions thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. ALL PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY CARD HAVE BEEN PROPOSED BY THE BOARD OF DIRECTORS. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGEMENT AS TO ANY OTHER MATTER.


--------------------------------------------------------------------------------
                 PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND
                     RETURN PROMPTLY IN ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED                DO YOU HAVE ANY COMMENTS?

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                          (CONTINUED ON REVERSE SIDE)